AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2000
    -------------------------------------------------------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                MONSANTO COMPANY
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1878297
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or organization)


    800 North Lindbergh Boulevard
         St. Louis, Missouri                                 63167
(Address of Principal Executive Offices)                   (Zip Code)

                     MONSANTO 2000 MANAGEMENT INCENTIVE PLAN
                     MONSANTO COMPANY NON-EMPLOYEE DIRECTOR
                       EQUITY INCENTIVE COMPENSATION PLAN
                 MONSANTO COMPANY BROAD-BASED STOCK OPTION PLAN
                  MONSANTO COMPANY EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                            R. William Ide III, Esq.
              Senior Vice President, Secretary and General Counsel
                                Monsanto Company
                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
                     (Name and address of agent for service)
                                 (314) 694-1000
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee


----------------------------------  ------------------ --------------------   ---------------------  ---------------
Title of                              Amount to be      Proposed               Proposed maximum        Amount of
securities to be                      registered        maximum offering       aggregate offering      registration
registered                            (No. of shares)   price per share (1)    price (2)               fee
----------------------------------  ------------------ --------------------   ---------------------  ---------------
2000 Management Incentive Plan
Common Stock $.01 par value (3)         22,568,000                                  461,960,414        $ 121,958
----------------------------------  ------------------ --------------------   ---------------------  ---------------
Non-Employee Director Equity
Incentive Compensation Option
Plan Common Stock $.01 par
value(3)                                   (4)                                         (4)                (4)
----------------------------------  ------------------ --------------------   ---------------------  ---------------
Broad-Based Stock Option Plan,
Common Stock, $.01 par value (3)         2,677,000                                   55,278,964        $  14,594
----------------------------------  ------------------ --------------------   ---------------------  ---------------
Employee Stock Purchase Plan,
Common Stock, $.01 par value (3)         1,500,000                                   37,170,000        $   9,812
----------------------------------  ------------------ --------------------   ---------------------  ---------------
                                                                          Aggregate Registration Fee   $ 146,364.00 (5)


(1)      Omitted pursuant to Rule 457(o) under the Securities Act of 1933.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h). The proposed maximum offering price per share represents the weighted average exercise price of currently outstanding options under the Monsanto 2000 Management
         Incentive Plan, the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, and the Monsanto Company Broad-Based Stock Option Plan and the average of the high and low prices of the Common Stock on December 4, 2000, as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions, for the shares reserved for issuance under the Monsanto 2000 Management Incentive
         Plan, the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, the Monsanto Company Broad-Based Stock Option Plan and the Monsanto Company Employee Stock Purchase Plan.


  (3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Monsanto 2000 Management Incentive Plan, the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, the Monsanto Company Broad-Based Stock Option Plan and the Monsanto Company Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

  (4)    Shares  issuable  under  the  Non-Employee  Director  Equity  Incentive
         Compensation Plan will be automatically granted under the 2000 Management Incentive Plan; accordingly, no separate registration fee is payable with respect to the Non-Employee Director Equity Incentive Compensation Plan.

  (5) On December 6, 2000, Monsanto Company filed the original Form S-8 with respect to those same shares described herein and paid $145,255 of the $146,364 filing fee. The $1,109 difference in the filing fee is being paid herewith in connection with the filing of this Amendment No. 1 to Form S-8. All other information in the original Form S-8 filed on December 6, 2000 remains unchanged in this Amendment No. 1 to Form S-8.


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Monsanto Company (hereinafter referred to as the "Company" or "registrant") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's latest prospectus filed pursuant to Rule 424(b) filed with the Securities and Exchange Commission on October 18, 2000 which contains (i) the audited statement of financial position of the Company as of February 9, 2000 (date of inception); (ii) the audited statement of combined financial position of the Monsanto Company Agricultural Business as of December 31, 1999 and 1998 and the related statements of combined income (loss), cash flows, equity and comprehensive income (loss) for each of the years in the three-year period ended December 31, 1999; (iii) the unaudited statement of financial position of the Company as of June 30, 2000; (iv) the unaudited statement of combined financial position of the Monsanto Company Agricultural business as of June 30, 2000, and the related statements of combined income and cash flows for the six-month period ended June 30, 2000 and 1999; and (v) the pro forma condensed combined financial statements of the Monsanto Company Agricultural Business as of and for the six-month period ended June 30, 2000 and for the year ended December 31, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the period ending September 30, 2000 (File No. 000-16167); and

         (c) The description of the Registrant's common stock, which is contained in the Registration Statement on Form 8-A (No. 000-16167), dated and filed on October 10, 2000, including any amendment or report filed for the purpose of updating such description.

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The legality of the Common Stock to be issued pursuant to the Plan will be passed upon for the Company by R. William Ide III, Senior Vice President, Secretary and General Counsel of the Company, who beneficially owns 2,500 shares of common stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware provides as follows:

                  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         As permitted by the DGCL, the Registrant has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

         Either the Registrant and/or Pharmacia Corporation maintain directors and officers liability insurance for the benefit of the Registrant's directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index at page 10.

Item 9. Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      *  *  *

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      *  *  *

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this 11th day of December, 2000.

                                 MONSANTO COMPANY
                                 (Registrant)

                                 By:  /s/ John M. Murabito
                                      ------------------------------------------
                                 Name: John M. Murabito
                                 Title:  Senior Vice President - Human Resources

           Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                        Title                       Date
       ---------                        -----                       ----
           *               Chairman and Director               December 11, 2000
-------------------------
(Frank V. AtLee III)

           *               President and Chief Executive       December 11, 2000
-------------------------   Officer
 (Hendrik A. Verfaillie)   (Principal Executive Officer)

           *               Director                            December 11, 2000
-------------------------
     (Hakan Astrom)

           *               Director                            December 11, 2000
-------------------------
(Christopher J. Coughlin)

           *               Director                            December 11, 2000
-------------------------
    (Michael Kantor)

           *               Director                            December 11, 2000
-------------------------
   (C. Steven McMillan)

           *               Director                            December 11, 2000
-------------------------
   (William U. Parfet)

           *               Director                            December 11, 2000
-------------------------
      (John S. Reed)

           *               Executive Vice President and        December 11, 2000
-------------------------   Chief Financial Officer
    (Terrell K. Crews)     (Principal Financial Officer)

           *               Vice President and Controller       December 11, 2000
-------------------------  (Principal Accounting Officer)
     (Curt Tomlin)

  * Michael D. Bryan, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.


                                                    /s/ Michael D. Bryan
                                                    ----------------------------
                                                    By:  Michael D. Bryan
                                                           Attorney-in-Fact

                                  EXHIBIT INDEX


        Exhibit No.                                  Description
        -----------                                  -----------

           3.1 Amended and Restated Certificate of Incorporation(incorporated herein by reference to Exhibit 3.1 to the Registration
                                    Statement on Form S-1, as amended  (File No.
                                    333-36956))

           3.2 Amended and Restated Bylaws(incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended (File No. 333-36956))

           4.1 Form of Specimen Certificate of the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File No. 333-36956))

           5.1*                     Opinion re: legality

          10.1 Monsanto 2000 Management Incentive Plan(incorporated herein by reference to
                                    Exhibit 10.1 to the  Registration  Statement
                                    on  Form   S-1,   as   amended   (File   No.
                                    333-36956))

          10.2 Non-Employee Director Equity Incentive Compensation Plan(incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-1, as amended (File No. 333-36956))

          10.3*                     Monsanto Broad-Based Stock Option Plan

          10.4*                     Monsanto Employee Stock Purchase Plan

          15.1*                     Letter  re   Unaudited   Interim   Financial
                                    Information.

          23.1*                     Consent of Deloitte & Touche

          23.2*                     Consent of Company Counsel (See Exhibit 5)

          24.1*                     Powers of Attorney


          *   Previously filed.